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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DNB Financial Corporation

        We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-78913, 333-121145, 333-125999, 333-126610 and 333-138214 on Form S-8 and 333-131954 on Form S-3 of DNB Financial Corporation and subsidiaries of our report dated March 26, 2010, relating to the consolidated financial statements of DNB Financial Corporation and subsidiaries appearing in DNB Financial Corporation and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2009.

Malvern, Pennsylvania
March 26, 2010

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm